UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2007

EPICOR SOFTWARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-20740	33-0277592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18200 Von Karman Avenue, Suite 1000, Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 585-4000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 9, 2007, the Company’s Compensation Committee determined the fiscal 2007 base salaries and annual cash bonus targets for Mark Duffell, the Company’s President and Chief Operating Officer, and Michael Piraino, the Company’s Chief Financial Officer and Executive Vice-President. The 2007 base salaries and cash bonus targets for these named executive officers, as well as additional grants of restricted stock for 2007 and 2008, are as follows:

Name	2007 Base Salary	2007 Target Bonus (1)	Additional Grant of Restricted Stock for 2007 (2) (3)	Additional Grant of Restricted Stock for 2008 (2) (3)
Mark Duffell, President and Chief Operating Officer	$420,000	55% of 2007 base salary	22,000 shares of restricted stock	22,000 shares of restricted stock
Michael Piraino, Chief Financial Officer and Exec. Vice President	$330,000	50% of 2007 base salary	15,000 shares of restricted stock	15,000 shares of restricted stock

(1)	Payment of this target bonus is subject to the Company achieving specified performance targets pursuant to the Company’s bonus plan, the terms of which have been previously disclosed by the Company.
(2)	The restrictions on the stock shall lift to the extent that the Company achieves specified performance targets and is subject to the Executive’s continued service to the Company on such dates.
(3)	This grant of restricted stock is in addition to any grants of restricted stock for these years previously disclosed by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPICOR SOFTWARE CORPORATION
(Registrant)

Date: January 16, 2007	By:	/s/ John D. Ireland
John D. Ireland Sr. Vice President; General Counsel